UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Event Reported: May 9, 2008
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X-RITE, INCORPORATED
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Michigan	000-14800	38-1737300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)
4300 44th Street S.E. Grand Rapids, Michigan 49512
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code
(616) 803-2200
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2008, Lynn J. Lyall, resigned from his position as Chief Financial Officer of X-Rite, Incorporated (the “Company”) for personal reasons. X-Rite has named David A. Rawden as interim Chief Financial Officer, effective May 13, 2008.

Mr. Rawden, age 51, is an independent contractor of AlixPartners, LLP (“AlixPartners”). Prior to joining the Company, from February 2007 through December 2007, Mr. Rawden served in a senior management position at Remy International, Inc., a global manufacturer of original and aftermarket automotive components. Prior to that, from November 2005 to December 2006, Mr. Rawden served as the Chief Financial Officer of Exopack Holding Corp., a provider of flexible packaging materials. From February 2002 to January 2005, Mr. Rawden served in various senior management positions at Allied Holdings, Inc., including Executive Vice President, Chief Information Officer and Chief Financial Officer. From 1990 to February 2002, Mr. Rawden served in various positions, including most recently as a Principal, with AlixPartners. AlixPartners is currently engaged by the Company to perform financial advisory and consulting services.

The Company has entered into an Agreement for Interim Management Services with AlixPartners (the “Management Services Agreement”), pursuant to which Mr. Rawden will serve as the Company’s interim Chief Financial Officer. Under the Management Services Agreement, the Company will pay AlixPartners on account of Mr. Rawden’s services a monthly fee of $70,000 as well as an additional fee of $135,000 payable upon the realization of certain objectives, and will reimburse AlixPartners for Mr. Rawden’s reasonable expenses incurred in connection with his services to the Company.

A copy of the press release announcing Mr. Lyall’s resignation and the appointment of Mr. Rawden as interim Chief Financial Officer is attached as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits
Exhibit Number		Description
	99.1	Press Release of X-Rite, Incorporated dated May 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

X-RITE, INCORPORATED

Dated:	May 15, 2008	By:	/s/ Thomas J. Vacchiano, Jr.
Thomas J. Vacchiano, Jr.
Chief Executive Officer